UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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DocuSign, Inc.
(Name of Registrant as Specified In Its Charter)
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DOCUSIGN, INC.
221 Main Street, Suite 1550
San Francisco, California 94105
NOTICE OF CHANGE OF LOCATION AND FORMAT OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2021
The following Notice of Change of Location and Format relates to the proxy statement (the “Proxy Statement”) of DocuSign, Inc. (“DocuSign”), dated April 14, 2021, furnished to DocuSign’s stockholders in connection with the solicitation of proxies by DocuSign’s Board of Directors (the “Board”) for use at DocuSign’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 28, 2021 at 8:00 a.m. Pacific Time. This supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location and format of the Annual Meeting and is being made available to stockholders on or about May 7, 2021.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
NOTICE OF CHANGE OF LOCATION AND FORMAT
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 28, 2021

May 7, 2021

To the Stockholders of DocuSign, Inc.:

Due to the public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location and format of the 2021 Annual Meeting of Stockholders of DocuSign, Inc. has been changed. As previously announced, the Annual Meeting will be held on Friday, May 28, 2021 at 8:00 a.m. Pacific Time. In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only. Virtual access to the Annual Meeting remains as described in the proxy materials previously made available to DocuSign’s stockholders on April 14, 2021. You will not be able to attend the Annual Meeting in person.

There is no change to the items of business to be addressed at the Annual Meeting, which are described in the proxy materials previously made available to DocuSign’s stockholders. As described in those proxy materials, the Board fixed the close of business on April 8, 2021 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Additional Information

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the Proxy Statement. DocuSign makes proxy materials available to our stockholders on the Internet. You can access proxy materials and vote your shares as described in our previously filed proxy materials.

By Order of the Board of Directors:

/s/ Trâm Phi
Trâm Phi
Senior Vice President, General Counsel
San Francisco, California
May 7, 2021